Exhibit 23.4

CONSENT OF INDEPENDENT APPRAISER

American Appraisal Associates, Inc. (“AAA”) hereby consents to the reference of AAA under the captions “Experts” and “Notes to Consolidated Financial Statements” in the Registration Statement on Form S-1 and related Prospectus of Syniverse Holdings, Inc. for the registration of $445,761,910 of its common stock.

Milwaukee, Wisconsin

January 11, 2005

AMERICAN APPRAISAL ASSOCIATES, INC.

/S/ AMERICAN APPRAISAL ASSOCIATES, INC.
Name:	T. Michael Rathburn
Title:	Associate General Counsel